UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2019

NATIONAL RETAIL PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-11290	56-1431377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
450 South Orange Avenue Suite 900 Orlando, Florida		32801
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (407) 265-7348

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	NNN	New York Stock Exchange
5.700% Series E Preferred Stock, $0.01 par value	NNN/PE	New York Stock Exchange
5.200% Series F Preferred Stock, $0.01 par value	NNN/PF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On September 4, 2019, National Retail Properties, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Wells Fargo Securities, LLC and Morgan Stanley & Co. LLC, as representatives (collectively, the “Representatives”) of the several underwriters named therein (collectively, the “Underwriters”), for the public offering of 7,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Company also granted the Underwriters a 30-day option to purchase up to 1,050,000 additional shares of Common Stock. The shares were offered and sold under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-223141). A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein. The offering of the 7,000,000 shares of Common Stock is expected to close on September 9, 2019, subject to customary closing conditions.

On September 5, 2019, the Company announced that it was calling for redemption all 11,500,000 outstanding depositary shares representing interests in the Company’s 5.700% Series E Cumulative Redeemable Preferred Stock (the “Series E Preferred Shares”) (CUSIP: 637417809; NYSE: NNN:PRE). The Series E Preferred Shares will be redeemed on October 5, 2019 at a redemption price of $25.00 per depositary share, plus all accrued and unpaid dividends through, but not including, the redemption date, for an aggregate redemption price of $25.079167 per depositary share. Dividends on the depositary shares representing interests in the Series E Preferred Shares will cease to accrue after the redemption date.

The redemptions will be made in accordance with the Depository Trust Company’s procedures. The Series E Preferred Shares shall be surrendered for payment of the redemption price to American Stock Transfer and Trust Company, LLC, the redemption and paying agent.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibits listed in the following index relate to the Registration Statement on Form S-3 (No. 333-223141) of the Company and are filed herewith for incorporation by reference into such Registration Statement.

1.1

Underwriting Agreement, dated September 4, 2019, by and among the Company and BofA Securities, Inc., Wells Fargo Securities, LLC and Morgan Stanley & Co. LLC, as the representatives of the several underwriters named therein.

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP regarding the legality of the securities being issued by the Company.

8.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP regarding certain material tax issues relating to the Company.

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP to the filing of Exhibit 5.1 herewith (included in its opinion filed as Exhibit 5.1).

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP to the filing of Exhibit 8.1 herewith (included in its opinion filed as Exhibit 8.1).

104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RETAIL PROPERTIES, INC.

By:	/s/ Kevin B. Habicht
Name:	Kevin B. Habicht
Title:	Executive Vice President,
Chief Financial Officer,
Assistant Secretary, and Treasurer

Dated: September 9, 2019